UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2015

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 28, 2015 (the “Closing Date”), Express Scripts Holding Company (the “Company”) entered into a credit agreement (the “Credit Agreement”) with Credit Suisse AG, Cayman Islands Branch, as administrative agent, Citibank, N.A., as syndication agent, and the other lenders and agents named therein. The Credit Agreement provides for a $2.5 billion two-year term loan (the “2-Year Term Loan”), a $3.0 billion five-year term loan (the “5-Year Term Loan” and, together with the 2-Year Term Loan, the “Term Loans”) and a $2.0 billion revolving loan facility (the “Revolving Facility”). On the Closing Date, $5.5 billion was made available to the Company under the Term Loans, and the Company borrowed $1.1 billion under the Revolving Facility.

The Term Loans will be available for the Company’s working capital needs and for general corporate purposes. The Revolving Facility was available on the Closing Date to repay certain existing indebtedness and to pay related fees and expenses and will be available after the Closing Date for the Company’s working capital needs and for general corporate purposes.

The obligations under the Credit Agreement are unsecured and are guaranteed by a substantial portion of the domestic subsidiaries of the Company. The 2-Year Term Loan will mature on April 28, 2017 and the 5-Year Term Loan and the Revolving Facility will both mature on April 28, 2020. The 2-Year Term Loan will not require any amortization and the 5-Year Term Loan will amortize in equal quarterly installments in an annual amount of 5% in the first two years, 10% in the third year, 15% in the fourth year and 65% in the fifth year, with the balance payable at maturity.

Borrowings under the Credit Agreement will bear interest, at the Company’s option, at a rate equal to either an adjusted base rate or the LIBO rate, in each case plus an applicable margin (which changes depending on the Company’s consolidated leverage ratio). The applicable margin for the 2-Year Term Loan ranges from 0.0% to 0.375% for adjusted base rate loans and 0.875% to 1.375% for LIBO rate loans. The applicable margin for the 5-Year Term Loan ranges from 0.0% to 0.50% for adjusted base rate loans and 1.0% to 1.5% for LIBO rate loans. The applicable margin for the Revolving Facility ranges from 0.0% to 0.3% for adjusted base rate loans and 0.9% to 1.3% for LIBO rate loans. Under the Credit Agreement, the Company is required to pay commitment fees on the Revolving Facility. The commitment fees range from 0.100% to 0.200%, depending on the Company’s consolidated leverage ratio.

The Credit Agreement contains customary events of default and covenants, including, among other things and subject to certain exceptions, covenants that restrict the ability of the Company and/or certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets and engage in mergers or consolidations, and a maximum consolidated leverage ratio. If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

Some of the lenders under the Credit Agreement and/or their affiliates have or may have had various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking, letters of credit, for which the lenders and/or affiliates receive customary fees and, in some cases, out-of-pocket expenses.

A copy of the Credit Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The description of the Credit Agreement above is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

Upon effectiveness of the Credit Agreement, the commitments under the Company’s existing credit agreement (the “Existing Credit Agreement”), entered into pursuant to the credit agreement, dated as of August 29, 2011, among the Company, Express Scripts, Inc., Credit Suisse AG, Cayman Islands Branch, as administrative agent, Citibank, N.A., as syndication agent, and the other lenders and agents named therein, have been terminated and all outstanding loans thereunder repaid.

Some of the lenders under the Existing Credit Agreement and/or their affiliates have or may have had various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking, letters of credit, for which the lenders and/or affiliates receive customary fees and, in some cases, out-of-pocket expenses.

Item 2.02. Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure

On April 28, 2015, Express Scripts Holding Company (the “Company”) issued a press release with respect to its results of operations for the period ended March 31, 2015 and guidance for fiscal year 2015. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Current Report on Form 8-K under Items 2.02 and 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 and Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K under Items 2.02 and 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) The following Exhibits are furnished as part of this report on Form 8-K.

Exhibit 10.1	Credit Agreement, dated April 28, 2015, among Express Scripts Holding Company, Credit Suisse AG, Cayman Islands Branch, as administrative agent, Citibank, N.A., as syndication agent, and the other lenders and agents named therein.

Exhibit 99.1	Press Release, dated April 28, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: April 28, 2015	By:	/s/ Keith J. Ebling
Keith J. Ebling Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit 10.1	Credit Agreement, dated April 28, 2015, among Express Scripts Holding Company, Credit Suisse AG, Cayman Islands Branch, as administrative agent, Citibank, N.A., as syndication agent, and the other lenders and agents named therein.

Exhibit 99.1	Press Release, dated April 28, 2015.